Exhibit 10.3

Amendment

to the

EXPENSE ALLOCATION AND SERVICES AGREEMENT

BETWEEN

RADIAN GROUP INC.

AND

{INSERT RADIAN SUBSIDIARY}

Paragraphs 2(a)(i) and (ii) of the Expense Allocation and Services Agreement dated {            }, 2003, by and between {INSERT RADIAN SUBSIDIARY}, (“Company”) and Radian Group Inc. (“Group”) shall be amended to state the following:

a.	Expenses shall be allocated as follows:

(i)	any expense which is incurred solely on behalf of one party shall be allocated to that party if not directly paid for by that party

(ii)	any expense which is incurred by the Group shall be allocated on a monthly basis, based on the Company’s pro rata share of such expense. The pro rata share of any expense shall be calculated based on time studies or, as appropriate, another fair and equitable basis. With respect to interest expense, such expense shall be allocated to the Company in proportion to relative capital. For purposes hereof, at any given time “capital” of any entity shall mean such entity’s net worth (calculated on the basis of generally accepted accounting principles) as of the close of the last preceding calendar quarter.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of this {            } day of {            }, 2009

{INSERT RADIAN SUBSIDIARY}

By:
Name:
Title:

RADIAN GROUP INC.

By:	/s/ Tami Bohm
Name:	Tami Bohm
Title:	Vice President, Corporate Compliance

1